Vertiv Reports Strong Third Quarter Results and Raises Full Year 2023 Outlook

•Third quarter net sales of $1,743 million, 18% higher than the third quarter of 2022 and organic net sales growth(1) of 17%
•Third quarter orders up 11% (excluding foreign exchange) from last year. Record high $5.0 billion backlog
•Third quarter operating profit of $251 million and adjusted operating profit(1) of $296 million, exceeding high-end of guidance range by $36 million
•Adjusted operating margin(1) of 17.0%, up 790 basis points compared to last year’s third quarter
•Operating cash flow of $249 million and adjusted free cash flow(1) of $221 million, an increase of $242 million over the third quarter 2022
•Net leverage of 2.4x at end of third quarter and forecasted to be ~2.1x by year-end
•Raising full year 2023 operating profit guidance to $842 million to $852 million and adjusted operating profit to $1,020 million to $1,030 million
•Raising full year 2023 adjusted free cash flow guidance to $600 million to $650 million

COLUMBUS, Ohio October 25, 2023 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its third quarter ended September 30, 2023. Vertiv reported third quarter net sales of $1,743 million, an increase of $262 million, or 18%, compared with last year’s third quarter and a 17% organic net sales increase, which excludes the impact of foreign currency. Foreign currency positively impacted third quarter sales by approximately $6 million as compared to third quarter last year. Orders increased 11% (excluding foreign exchange), as underlying market demand remained strong, and the book-to-bill ratio was 1.1x for third quarter 2023.
Third quarter operating profit of $251 million increased $171 million and adjusted operating profit of $296 million increased $162 million from the prior year third quarter. Adjusted operating margin expanded 790 basis points to 17.0% compared to third quarter 2022. These increases were primarily driven by benefits from pricing, volume and productivity partially offset by net inflation and growth investments in R&D and capacity. Third quarter 2023 adjusted operating profit was above the prior guidance range primarily due to additional price-cost favorability.
“Third quarter results exceeded our expectations, driven by an intense focus on operational execution and robust market demand for Vertiv’s products and services,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “As a result, we are again raising our full year 2023 guidance for all financial metrics. Our end markets remain healthy and momentum continues. This sets a great foundation for 2024.”
“We are still in the early stages, but the industry is gearing up to deploy the data center infrastructure needed to meet the compute capacity that AI is demanding,” Albertazzi added. “As the only pure-play data center infrastructure company able to deliver across the entire spectrum of thermal and power technologies, Vertiv is uniquely positioned to partner with our customers to meet their data center needs for the present and the future. I look forward to sharing more on Vertiv’s strategy and how we see the data center infrastructure trends unfolding, including AI, at our upcoming investor conference on November 29th.”
Dave Cote, Vertiv’s Executive Chairman, added: “Vertiv’s positive momentum continues as Gio and his team deliver another quarter of improved performance, profitability and adjusted free cash flow through an unrelenting focus on operational improvement, a high-performing culture and exceptional customer service. Combine this with favorable market trends underpinning strong long-term market demand and I am more confident than ever in the future of Vertiv and its potential for long-term value creation.”

Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the third quarter was $249 million, an increase of $244 million from the prior year quarter, and adjusted free cash flow was $221 million, an increase of $242 million from the prior year quarter. Third quarter adjusted free cash flow performance was driven by higher adjusted operating profit and improvement in working capital management, further strengthening the balance sheet. Liquidity increased to $1,046 million in the third quarter and borrowings under our ABL credit facility remained at zero at the end of September 2023. Net leverage at the end of the third quarter was 2.4x and based on current financial guidance, we anticipate net leverage will decrease to approximately 2.1x by the end of 2023.
Full Year and Fourth Quarter 2023 Guidance
Underlying market demand continues to be strong and sales pipeline activity continues to be healthy. Full year financial guidance has been increased across all financial metrics.

Fourth Quarter 2023 Guidance
Net sales	$1,828M - $1,853M
Organic net sales growth(2)	10.7% - 12.2%
Adjusted operating profit(1)	$295M - $305M
Adjusted operating margin(2)	15.9% - 16.7%
Adjusted diluted EPS(1)	$0.48 - $0.52
Adjusted free cash flow(2)	$127M - $177M

Full Year 2023 Guidance
Net sales	$6,826M - $6,851M
Organic net sales growth(2)	20.9% - 21.4%
Adjusted operating profit(1)	$1,020M - $1,030M
Adjusted operating margin(2)	14.6% - 15.4%
Adjusted diluted EPS(1)	$1.69 - $1.73
Adjusted free cash flow(2)	$600M - $650M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Third Quarter 2023 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, October 25, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
Upcoming Events
Vertiv will host a 2023 Investor Conference on November 29, 2023, in New York, NY. Vertiv’s management team will review strategic initiatives, market trends and innovations at Vertiv. Further details will be provided closer to the event.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to fourth quarter and full-year 2023 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2023, as well as expected impacts from our pricing actions, and our guidance for fourth quarter and full year 2023. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2022 Annual Report on Form 10-K filed with the SEC on February 27, 2023. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the U.S. and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current or potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; Vertiv’s ability to manage the succession of its key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Net sales
Net sales - products	$1,381.3	$1,135.4	$3,928.2	$3,039.8
Net sales - services	361.3	345.7	1,069.6	997.1
Net sales	1,742.6	1,481.1	4,997.8	4,036.9
Costs and expenses
Cost of sales - products	894.2	838.5	2,626.6	2,301.7
Cost of sales - services	220.8	213.3	654.1	630.8
Cost of sales	1,115.0	1,051.8	3,280.7	2,932.5
Operating expenses
Selling, general and administrative expenses	327.2	295.2	963.5	875.0
Amortization of intangibles	45.5	54.2	136.1	167.7
Restructuring costs	1.3	(1.5)	23.5	0.1
Foreign currency (gain) loss, net	2.7	0.2	13.3	1.8
Other operating expense (income)	—	1.2	(6.3)	(1.2)
Operating profit (loss)	250.9	80.0	587.0	61.0
Interest expense, net	43.5	38.8	137.2	101.5
Change in fair value of warrant liabilities	61.6	9.8	103.4	(124.0)
Income (loss) before income taxes	145.8	31.4	346.4	83.5
Income tax expense	51.7	10.2	118.8	33.5
Net income (loss)	$94.1	$21.2	$227.6	$50.0

Earnings (loss) per share:
Basic	$0.25	$0.06	$0.60	$0.13
Diluted	$0.24	$0.06	$0.59	$(0.20)
Weighted-average shares outstanding:
Basic	380,899,419	377,016,981	379,666,002	376,531,805
Diluted	388,240,664	377,444,002	383,832,268	378,038,809

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$500.0	$260.6
Accounts receivable, less allowances of $26.6 and $18.4, respectively	2,020.7	1,888.8
Inventories	921.7	822.0
Other current assets	178.6	187.3
Total current assets	3,621.0	3,158.7
Property, plant and equipment, net	508.6	489.4
Other assets:
Goodwill	1,284.3	1,284.7
Other intangible assets, net	1,674.1	1,816.1
Deferred income taxes	46.7	46.4
Right-of-use assets, net	157.1	166.4
Other	122.5	134.0
Total other assets	3,284.7	3,447.6
Total assets	$7,414.3	$7,095.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	931.9	984.0
Deferred revenue	543.3	358.7
Accrued expenses and other liabilities	555.4	513.7
Income taxes	49.1	19.7
Total current liabilities	2,101.5	1,897.9
Long-term debt, net	2,923.1	3,169.1
Deferred income taxes	177.8	176.5
Warrant liabilities	140.5	58.7
Long-term lease liabilities	125.9	132.0
Other long-term liabilities	231.6	219.6
Total liabilities	5,700.4	5,653.8
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 381,349,156 and 377,368,837 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,698.3	2,630.7
Accumulated deficit	(915.0)	(1,142.6)
Accumulated other comprehensive (loss) income	(69.4)	(46.2)
Total equity	1,713.9	1,441.9
Total liabilities and equity	$7,414.3	$7,095.7

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Cash flows from operating activities:
Net income (loss)	$94.1	$21.2	$227.6	$50.0
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	18.9	17.8	54.6	53.3
Amortization	49.3	57.9	147.5	178.6
Deferred income taxes	(2.3)	(12.8)	(0.7)	(22.0)
Amortization of debt discount and issuance costs	1.6	2.6	6.3	7.4
Change in fair value of warrant liabilities	61.6	9.8	103.4	(124.0)
Changes in operating working capital	17.7	(70.2)	(17.8)	(448.0)
Stock based compensation	6.5	6.3	18.8	20.1
Payment of contingent consideration	—	—	—	(8.7)
Other	1.3	(28.2)	4.6	(40.2)
Net cash provided by (used for) operating activities	248.7	4.4	544.3	(333.5)
Cash flows from investing activities:
Capital expenditures	(26.5)	(23.5)	(80.1)	(61.7)
Investments in capitalized software	(0.9)	(1.3)	(3.4)	(8.0)
Acquisition of Business, net of cash acquired	—	—	—	(5.0)
Proceeds from disposition of property, plant and equipment	—	—	12.4	—
Net cash provided by (used for) investing activities	(27.4)	(24.8)	(71.1)	(74.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	64.9	130.8	224.6	578.4
Repayments of ABL revolving credit facility and short-term borrowings	(64.9)	(26.8)	(459.6)	(281.5)
Repayment of long-term debt	(5.4)	—	(21.8)	(10.9)
Debt issuance costs	—	(0.5)	—	(0.5)
Payment of tax receivable agreement	—	(12.5)	—	(25.0)
Payment of contingent consideration	—	—	—	(12.8)
Exercise of employee stock options	12.9	0.2	22.9	1.3
Employee taxes paid from shares withheld	(0.3)	—	(2.8)	(4.3)
Net cash provided by (used for) financing activities	7.2	91.2	(236.7)	244.7
Effect of exchange rate changes on cash and cash equivalents	(3.7)	(7.4)	(4.7)	(14.9)
Increase (decrease) in cash, cash equivalents and restricted cash	224.8	63.4	231.8	(178.4)
Beginning cash, cash equivalents and restricted cash	280.2	205.3	273.2	447.1
Ending cash, cash equivalents and restricted cash	$505.0	$268.7	$505.0	$268.7
Changes in operating working capital
Accounts receivable	$(7.8)	$(87.2)	$(136.7)	$(257.0)
Inventories	(5.0)	(15.2)	(101.5)	(202.3)
Other current assets	21.1	5.8	28.5	(4.2)
Accounts payable	(8.3)	21.6	(44.9)	42.2
Deferred revenue	23.3	(3.7)	184.6	35.8
Accrued expenses and other liabilities	18.0	2.6	45.5	(51.5)
Income taxes	(23.6)	5.9	6.7	(11.0)
Total changes in operating working capital	$17.7	$(70.2)	$(17.8)	$(448.0)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended September 30,					Nine months ended September 30,
	2023	2022	Δ	Δ%	Organic Δ%(2)	2023	2022	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$1,003.2	$712.6	$290.6	40.8%	40.1%	$2,824.9	$1,894.9	$930.0	49.1%	48.8%
APAC	388.6	436.1	(47.5)	(10.9)%	(7.1)%	1,097.4	1,176.1	(78.7)	(6.7)%	(1.6)%
EMEA	350.8	332.4	18.4	5.5%	0.3%	1,075.5	965.9	109.6	11.3%	11.3%
Total	$1,742.6	$1,481.1	$261.5	17.7%	17.2%	$4,997.8	$4,036.9	$960.9	23.8%	25.2%

Adjusted operating profit (loss)(3)
Americas	$254.0	$115.2	$138.8	120.5%		$684.4	$255.6	$428.8	167.8%
APAC	74.1	83.3	(9.2)	(11.0)%		175.8	193.3	(17.5)	(9.1)%
EMEA	96.9	57.4	39.5	68.8%		262.4	152.4	110.0	72.2%
Corporate (4)	(128.6)	(121.7)	(6.9)	5.7%		(399.5)	(372.6)	(26.9)	7.2%
Total	$296.4	$134.2	$162.2	120.9%		$723.1	$228.7	$494.4	216.2%

Adjusted operating margins (5)
Americas	25.3%	16.2%	9.1%			24.2%	13.5%	10.7%
APAC	19.1%	19.1%	—%			16.0%	16.4%	(0.4)%
EMEA	27.6%	17.3%	10.3%			24.4%	15.8%	8.6%
Vertiv	17.0%	9.1%	7.9%			14.5%	5.7%	8.8%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, Legal, and global product platform development and offering management.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended September 30,
	2023	2022	Δ	Δ %
Americas:
Critical infrastructure & solutions	$670.8	$417.3	$253.5	60.7%
Services & spares	206.2	203.6	2.6	1.3%
Integrated rack solutions	126.2	91.7	34.5	37.6%
	$1,003.2	$712.6	$290.6	40.8%
Asia Pacific:
Critical infrastructure & solutions	$244.3	$265.7	$(21.4)	(8.1)%
Services & spares	103.1	113.3	(10.2)	(9.0)%
Integrated rack solutions	41.2	57.1	(15.9)	(27.8)%
	$388.6	$436.1	$(47.5)	(10.9)%
EMEA:
Critical infrastructure & solutions	$223.2	$224.3	$(1.1)	(0.5)%
Services & spares	84.0	71.1	12.9	18.1%
Integrated rack solutions	43.6	37.0	6.6	17.8%
	$350.8	$332.4	$18.4	5.5%
Total:
Critical infrastructure & solutions	$1,138.3	$907.3	$231.0	25.5%
Services & spares	393.3	388.0	5.3	1.4%
Integrated rack solutions	211.0	185.8	25.2	13.6%
	$1,742.6	$1,481.1	$261.5	17.7%

	Nine months ended September 30,
	2023	2022	Δ	Δ %
Americas:
Critical infrastructure & solutions	$1,868.2	$1,080.5	$787.7	72.9%
Services & spares	602.5	555.9	46.6	8.4%
Integrated rack solutions	354.2	258.5	95.7	37.0%
	$2,824.9	$1,894.9	$930.0	49.1%
Asia Pacific:
Critical infrastructure & solutions	$646.9	$692.5	$(45.6)	(6.6)%
Services & spares	317.3	330.8	(13.5)	(4.1)%
Integrated rack solutions	133.2	152.8	(19.6)	(12.8)%
	$1,097.4	$1,176.1	$(78.7)	(6.7)%
EMEA:
Critical infrastructure & solutions	$699.1	$642.6	$56.5	8.8%
Services & spares	248.3	208.0	40.3	19.4%
Integrated rack solutions	128.1	115.3	12.8	11.1%
	$1,075.5	$965.9	$109.6	11.3%
Total:
Critical infrastructure & solutions	$3,214.2	$2,415.6	$798.6	33.1%
Services & spares	1,168.1	1,094.7	73.4	6.7%
Integrated rack solutions	615.5	526.6	88.9	16.9%
	$4,997.8	$4,036.9	$960.9	23.8%

Organic growth by product and service offering

	Three months ended September 30, 2023
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Critical infrastructure & solutions	$253.5	$(11.2)	$242.3	58.1%
Services & spares	2.6	7.7	10.3	5.1%
Integrated rack solutions	34.5	(1.7)	32.8	35.8%
	$290.6	$(5.2)	$285.4	40.1%
Asia Pacific:
Critical infrastructure & solutions	$(21.4)	$11.4	$(10.0)	(3.8)%
Services & spares	(10.2)	4.1	(6.1)	(5.4)%
Integrated rack solutions	(15.9)	1.1	(14.8)	(25.9)%
	$(47.5)	$16.6	$(30.9)	(7.1)%
EMEA:
Critical infrastructure & solutions	$(1.1)	$(15.4)	$(16.5)	(7.4)%
Services & spares	12.9	(0.1)	12.8	18.0%
Integrated rack solutions	6.6	(2.0)	4.6	12.4%
	$18.4	$(17.5)	$0.9	0.3%
Total:
Critical infrastructure & solutions	$231.0	$(15.2)	$215.8	23.8%
Services & spares	5.3	11.7	17.0	4.4%
Integrated rack solutions	25.2	(2.6)	22.6	12.2%
	$261.5	$(6.1)	$255.4	17.2%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended September 30, 2023.

	Nine months ended September 30, 2023
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Critical infrastructure & solutions	$787.7	$(20.8)	$766.9	71.0%
Services & spares	46.6	20.1	66.7	12.0%
Integrated rack solutions	95.7	(4.4)	91.3	35.3%
	$930.0	$(5.1)	$924.9	48.8%
Asia Pacific:
Critical infrastructure & solutions	$(45.6)	$36.2	$(9.4)	(1.4)%
Services & spares	(13.5)	17.3	3.8	1.1%
Integrated rack solutions	(19.6)	6.3	(13.3)	(8.7)%
	$(78.7)	$59.8	$(18.9)	(1.6)%
EMEA:
Critical infrastructure & solutions	$56.5	$(0.5)	$56.0	8.7%
Services & spares	40.3	0.6	40.9	19.7%
Integrated rack solutions	12.8	(0.4)	12.4	10.8%
	$109.6	$(0.3)	$109.3	11.3%
Total:
Critical infrastructure & solutions	$798.6	$14.9	$813.5	33.7%
Services & spares	73.4	38.0	111.4	10.2%
Integrated rack solutions	88.9	1.5	90.4	17.2%
	$960.9	$54.4	$1,015.3	25.2%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the nine months ended September 30, 2023.

Segment operating profit (loss)

Operating profit (loss)	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Americas	$254.0	$115.2	$684.4	$255.6
Asia Pacific	74.1	83.3	175.8	193.3
Europe, Middle East & Africa	96.9	57.4	262.4	152.4
Total reportable segments	425.0	255.9	1,122.6	601.3
Foreign currency gain (loss)	(2.7)	(0.2)	(13.3)	(1.8)
Corporate and other	(125.9)	(121.5)	(386.2)	(370.8)
Total corporate, other and eliminations	(128.6)	(121.7)	(399.5)	(372.6)
Amortization of intangibles	(45.5)	(54.2)	(136.1)	(167.7)
Operating profit (loss)	$250.9	$80.0	$587.0	$61.0

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Net cash provided by (used for) operating activities	$248.7	$4.4	$544.3	$(333.5)
Capital expenditures	(26.5)	(23.5)	(80.1)	(61.7)
Investments in capitalized software	(0.9)	(1.3)	(3.4)	(8.0)
Proceeds from disposition of PP&E	—	—	12.4	—
Adjusted free cash flow	$221.3	$(20.4)	$473.2	$(403.2)
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended September 30, 2023	Three months ended September 30, 2022	Nine months ended September 30, 2023	Nine months ended September 30, 2022
Operating profit (loss)	$250.9	$80.0	$587.0	$61.0
Amortization of intangibles	45.5	54.2	136.1	167.7
Adjusted operating profit (loss)	$296.4	$134.2	$723.1	$228.7

Reconciliation from operating margin to adjusted operating margin

	Three months ended September 30, 2023	Three months ended September 30, 2022	Δ	Nine months ended September 30, 2023	Nine months ended September 30, 2022	Δ
Vertiv net sales	$1,742.6	$1,481.1	$261.5	$4,997.8	$4,036.9	$960.9
Vertiv operating profit (loss)	250.9	80.0	170.9	587.0	61.0	526.0
Vertiv operating margin	14.4%	5.4%	9.0%	11.7%	1.5%	10.2%

Amortization of intangibles	$45.5	$54.2	$(8.7)	$136.1	$167.7	$(31.6)
Vertiv adjusted operating profit (loss)	296.4	134.2	162.2	723.1	228.7	494.4
Vertiv adjusted operating margin	17.0%	9.1%	7.9%	14.5%	5.7%	8.8%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended September 30, 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$250.9	$43.5	$61.6	$51.7	$94.1	$0.24
Amortization of intangibles	45.5	—	—	—	45.5	0.12
Change in warrant liability	—	—	(61.6)	—	61.6	0.16
Non-GAAP Adjusted	$296.4	$43.5	$—	$51.7	$201.2	$0.52
(1)Diluted EPS and adjusted diluted EPS based on 388.2 million shares (includes 380.9 million basic shares and 7.3 million dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended September 30, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$80.0	$38.8	$9.8	$10.2	$21.2	$0.06
Amortization of intangibles	54.2	—	—	—	54.2	0.14
Change in warrant liability	—	—	(9.8)	—	9.8	0.03
Non-GAAP Adjusted	$134.2	$38.8	$—	$10.2	$85.2	$0.23
(1)Diluted EPS and adjusted diluted EPS based on 377.4 million shares (includes 377.0 million basic shares and 0.4 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Nine months ended September 30, 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$587.0	$137.2	$103.4	$118.8	$227.6	$0.59
Amortization of intangibles	136.1	—	—	—	136.1	0.35
Change in warrant liability	—	—	(103.4)	—	103.4	0.27
Non-GAAP Adjusted	$723.1	$137.2	$—	$118.8	$467.1	$1.21
(1)Diluted EPS and adjusted diluted EPS based on 383.8 million shares (includes 379.7 million basic shares and 4.1 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Nine months ended September 30, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$61.0	$101.5	$(124.0)	$33.5	$50.0	$(0.20)
Amortization of intangibles	167.7	—	—	—	167.7	0.44
Change in warrant liability	—	—	124.0	—	(124.0)	—
Non-GAAP Adjusted	$228.7	$101.5	$—	$33.5	$93.7	$0.25
(1)Diluted EPS and adjusted diluted EPS based on 378.0 million shares (includes 376.5 million basic shares and 1.5 million dilutive warrants). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $124.0 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Vertiv Holdings Co
2023 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Fourth Quarter 2023
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$258.5	$42.4	$64.3	$151.8	$0.39
Amortization of intangibles	41.5	—	—	41.5	0.11
Non-GAAP Adjusted	$300.0	$42.4	$64.3	$193.3	$0.50

Full Year 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$845.6	$179.5	$103.4	$183.0	$379.7	$0.98
Amortization of intangibles	177.6	—	—	—	177.6	0.46
Change in warrant liability	—	—	(103.4)	—	103.4	0.27
Non-GAAP Adjusted	$1,023.2	$179.5	$—	$183.0	$660.7	$1.71
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2023 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 389.7 million shares (includes 381.7 million basic shares and a weighted average 8.0 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 386.1 million shares (includes 380.2 million basic shares and a weighted average 5.9 million potential dilutive stock options and restricted stock units).